Exhibit 21

           Principal Subsidiaries of Global Payment Technologies, Inc.
           -----------------------------------------------------------

                                                         Jurisdiction    Percentage Ownership
Name of Subsidiary                                      Incorporation        by the Registrant
-------------------------------------------------       -------------    -------------------------

Global Payment Technologies (Europe) Limited            United Kingdom          100%

Evolve Corporation PLC                                  United Kingdom         12.5%

Abacus Financial Management Systems Ltd., USA           United States            80%

Global Payment Technologies, Inc.                       Russia                  100%


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